EXHIBIT 21

                         Subsidiaries of the Registrant



                                Jurisdiction of        Percent of Capital Stock
Name of Subsidiary               Organization         Owned at December 31, 1995
------------------              ---------------       --------------------------

First National Bank
    of Joliet                    United States                   100%

Southwest Suburban
    Bank                         United States                   100%

Bank of Lockport                 United States                   100%

Community Bank of Plano          United States                   100%